Exhibit 10.23

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Independent Auditors’ Report
as of April 30, 2008 and December 31st, 2007

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Board of Directors of
QUALYTÊXTIL S.A.

1.           We have audited the balance sheets of QUALYTEXTIL S.A., as of April 30, 2008 and December 31, 2007, and the related statements of profit & loss, changes in shareholders’equity and changes in sources and uses of funds for the four month period and year then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

2.           We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An  audit also includes examining, on a test basis, evidence supporting the amounts and disclosures on the financial statements. The audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

3.           In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of QUALYTÊXTIL S.A., as of April 30, 2008 and December 31, 2007, and the results of its operations, changes in its shareholders’equity and changes in its sources and uses of funds for the four month period and year then ended, in conformity with generally accepted accounting principles adopted in Brazil.

4.           We conducted our audits with the objective to express an opinion on the financial statements referred to first paragraph. The statement of cash flow, presented in order to offer supplementary information about QUALYTÊXTIL S.A., is not required as part of the mandatory financial statements by the accounting procedures adopted in Brazil. The statement of cash flow regarding the four month period ended April 30, 2008 and the year ended December 31, 2007 was examined under the same auditing procedures described in the second paragraph, and in our opinion is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Exhibit 10.23

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Independent Auditors’ Report
as of April 30, 2008 and December 31st, 2007

5.           As described on note nº. 6, the Company based on their legal advisors and accounting experts, initiate at 2006 a judicial demand against tax authorities, aiming the recoverance of PIS and Cofins (Social contributions) paid over ICMS (Value Added Tax) from 2002 to 2006.  Based on this understanding, the Company accounted for, at December 31, 2006,  tax recoverable as long-term assets, of amount of R$ 688,145.  The related credit entries were accounted for as other operational revenues (Statement of loss – current year) on amount of R$ 47,338 and on Shareholders’ equity on amount of R$329,811 as prior year adjustments.  These credits are net of the judicial demands fees.  Consequently, the result and Shareholders’ equity of the four month period and year ended as of April 2008 and December 31, 2007, were increased of R$46,086 (R$150,811 at 2007) and R$526,708 (R$480,622 at 2007), respectively.

Rio de Janeiro, May 05, 2008.

/s/ ACAL CONSULTORIA E AUDITORIA S/S
CRC - RJ – 1144

Gelson José Amaro - Partner in Charge
CRC-RJ - 049.669/O-4 – Accountant